Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of beneficial interest of Atlantic Realty Trust is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  April 21, 2004

                                   PERSHING SQUARE, L.P.

                                   By: PERSHING SQUARE GP, LLC

                                   By: /s/ William Ackman
                                       ---------------------------------------
                                       Name: William Ackman
                                       Title: Managing Member



                                   PERSHING SQUARE GP, LLC

                                   By: /s/ William Ackman
                                       ---------------------------------------
                                       Name: William Ackman
                                       Title: Managing Member



                                   By: /s/ William Ackman
                                       ---------------------------------------
                                       Name: William Ackman